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                                   Exhibit 21

               Subsidiaries of Universal Truckload Services, Inc.


Name                                           State of Incorporation
-----                                         ------------------------
Universal Am-Can, Ltd.                                   DE
The Mason and Dixon Lines, Inc.                          DE
Mason Dixon Intermodal, Inc.                             MI
Louisiana Transportation, Inc.                           MI
Economy Transport, Inc.                                  MI
UTS Leasing, Inc.                                        WY
UTS Realty, LLC                                          MI
UTS Finance, Inc.                                        MI
AFA Enterprises, Inc.                                    PA
Great American Lines, Inc.                               PA
Great American Logistics, Inc.                           FL
All Purpose Leasing, Inc.                                DE
Angesco, Inc.                                            PA
FSK Leasing, Inc.                                        IN
Independent Leasing & Personnel Corp.                    PA
CrossRoad Carriers Intermodal, Inc.                      MI